SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 7, 1996

                            TF FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its Charter)

        Delaware                   0-24168            742705050
- ----------------------------    --------------     --------------
(State or other jurisdiction    (SEC File No.)      (IRS Employer
     of incorporation)                         Identification Number)

3 Penns Trail, Newtown, Pennsylvania                   18940
- ----------------------------------------             ----------
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (215) 579-4000
                                                    --------------
                      Not Applicable
- -------------------------------------------------------------
(Former name or former address, if changed since last Report)

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                           TF FINANCIAL CORPORATION

                     INFORMATION TO BE INCLUDED IN REPORT

Item 5.     Other Events.

      On June 7, 1996, TF Financial Corporation (the"Corporation"), the holding company for Third Federal Savings Bank ("Third Federal"), announced that Third Federal had entered into a Branch Purchase and Deposit Assumption Agreement (the "Agreement") to acquire three branch offices and $143 million of deposits from Cenlar Federal Savings Bank, Trenton, New Jersey ("Cenlar"). In connection with the acquisition, Third Federal paid Cenlar a premium of approximately $9.3 million.

      A copy of the Agreement dated June 7, 1996, and the press release issued by the Corporation on June 7, 1996, are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference in their entirety.

Item 7.   Financial Statements, Pro Forma Financial

            Information and Exhibits

      (c) Exhibits:

            99.1        Branch Purchase and Deposit Assumption
                        Agreement dated June 7, 1996.

            99.2        Press Release dated June 7, 1996.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          TF FINANCIAL CORPORATION

Date: June 11, 1996                       By:/s/John R. Stranford
                                                John R. Stranford
                                                President and Chief
                                                Executive Officer